Exhibit 99.2

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial statements of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”) gives effect to the acquisition of a property (“1999 Broadway”) on May 22, 2013 for a purchase price of approximately $183 million by FSP 1999 Broadway LLC (the “1999 Broadway Purchaser”), a wholly-owned subsidiary of FSP Corp., and the acquisition of a property (“999 Peachtree”) on July 1, 2013 for a purchase price of approximately $158 million by FSP 999 Peachtree Street LLC (the “999 Peachtree Purchaser”), a wholly-owned subsidiary of FSP Corp, and the acquisition of a property (“1001 17th Street”) on August 28, 2013 for a purchase price of approximately $217 million by FSP 1001 17th Street LLC (the “1001 17th Street Purchaser”), a wholly-owned subsidiary of FSP Corp.

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and the financial statements of 1999 Broadway for the period January 1, 2013 through May 21, 2013 and for the year ended December 31, 2012, and the financial statements of 999 Peachtree for the period January 1, 2013 through June 30, 2013 and for the year ended December 31, 2012, and the financial statements of 1001 17th Street for the period January 1, 2013 through August 27, 2013 and for the year ended December 31, 2012.  The financial statements of 1999 Broadway were prepared pursuant to the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and were included in the Exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.  The financial statements of 999 Peachtree have been prepared pursuant to the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and were included in our Current Report on Form 8-K/A filed on September 9, 2013.  The financial statements of 1001 17th Street have been prepared pursuant to the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and are included in the Exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  FSP Corp.’s consolidated balance sheet as of September 30, 2013 reflects the acquisitions; therefore a pro forma condensed consolidated balance sheet is not presented.  The pro forma condensed consolidated statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the acquisitions were completed on January 1, 2012.

Certain balances in the 1999 Broadway, 999 Peachtree and 1001 17th Street financial statements have been reclassified to conform to FSP Corp.’s presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of 1999 Broadway, 999 Peachtree and 1001 17th Street for the periods indicated, nor do they purport to represent the results of operations of the entities for any future period.  We funded the 1999 Broadway acquisition using cash and cash equivalents available from equity offering proceeds completed on May 16, 2013, we funded the 999 Peachtree acquisition with a $150 million borrowings under our $500 million unsecured revolving credit facility and the with cash and cash equivalents and we funded the 1001 17th Street acquisition using cash and cash equivalents available from the $220 million borrowings under the term loan that closed on August 26, 2013.  These unaudited pro forma financial statements are provided for informational purposes only and upon completion of the planned long term financing of these acquisition our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma financial statements.

Franklin Street Properties Corp.

Unaudited Combining Condensed Consolidated Pro Forma Statements of Income

For the Nine Months Ended

September 30, 2013

(dollars in thousands, except per share amounts)

		1999	999	1001 17th
		Broadway	Peachtree	Street
	Historical	Acquisition	Acquisition	Acquisition
	FSP Corp.	(e)	(f)	(g)	Pro Forma
Revenue:
Rental income	$145,618	$7,705	$8,356	$11,650	$173,329
Related party revenue:
Management fees and interest on loans	4,929	—	—	—	4,929
Other	64	—	—	—	64
Total revenue	150,611	7,705	8,356	11,650	178,322

Expenses:
Rental operating expenses	35,877	2,187	2,155	2,744	42,963
Real estate taxes and insurance	22,704	965	871	1,635	26,175
Depreciation and amortization	54,863	5,315	4,536	5,896	70,610
Selling, general and administrative	9,213	(195)	(191)	(111)	8,716
Interest	13,856	—	1,251	5,430	20,537
Total expenses	136,513	8,272	8,622	15,594	169,001

Income (loss) before interest income, equity in earnings in non-consolidated REITs and taxes	14,098	(567)	(266)	(3,944)	9,321
Interest Income	10	—	—	—	10
Equity in income of non-consolidated REITs	(814)	—	—	—	(814)
Taxes on income (a)	352	—	—	—	352
Income (loss) from continuing operations	12,942	(567)	(266)	(3,944)	8,165

Weighted average shares outstanding, basic and diluted	91,720				91,720

Income per share attributable to:
Continuing operations, basic and diluted	$0.14				$0.09

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended

December 31, 2012

(dollars in thousands, except per share amounts)

		1999	999	1001 17th
		Broadway	Peachtree	Street
	Historical	Acquisition	Acquisition	Acquisition
	FSP Corp.	(h)	(i)	(j)	Pro Forma
Revenue:
Rental income	$151,656	$17,297	$16,011	$16,401	$201,365
Related party revenue:
Management fees and interest on loans	10,947	—	—	—	10,947
Other	199	—	—	—	199
Total revenue	162,802	17,297	16,011	16,401	212,511
Expenses:
Rental operating expenses	37,441	4,927	4,645	4,232	51,245
Real estate taxes and insurance	22,913	1,957	1,662	2,375	28,907
Depreciation and amortization	54,872	12,756	9,072	8,844	85,544
Selling, general and administrative	9,916	268	347	111	10,642
Interest	16,068	—	2,502	8,293	26,863
Total expenses	141,210	19,908	18,228	23,855	203,201

Income (loss) before interest income, equity in earnings in non-consolidated REITs and taxes	21,592	(2,611)	(2,217)	(7,454)	9,310
Interest Income	51	—	—	—	51
Equity in income of non-consolidated REITs	2,033	—	—	—	2,033
Taxes on income (a)	335	—	—	—	335
Income (loss) from continuing operations	23,341	(2,611)	(2,217)	(7,454)	11,059

Weighted average shares outstanding, basic and diluted	82,937				82,937

Income per share attributable to:
Continuing operations	$0.28				$0.13

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

BASIS OF PRESENTATION

The following unaudited combining condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp.  The pro forma statements of income are presented as if the acquisition occurred as of the beginning of the periods presented.

The acquisitions of 1999 Broadway, 999 Peachtree and 1001 17th Street have been treated as business combinations.  The 1999 Broadway, 999 Peachtree and 1001 17th Street purchase prices have been allocated to the assets acquired and liabilities assumed based upon estimates of their fair values as of the effective date of each of the acquisitions as determined in accordance with generally accepted accounting principles in the United States (or “GAAP”).

PRO FORMA ADJUSTMENTS

Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the combining condensed consolidated financial pro forma information.  These assumptions are as follows:

(a)         FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes.  FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations except for a margin tax related to real estate operations in Texas.

FSP Corp. has subsidiaries which are not in the business of real estate operations.  Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates.  The taxes on income shown in the pro forma condensed consolidated statements of income are the taxes on the income of the TRS.  There are no material items that would cause a deferred tax asset or a deferred tax liability.

(b)         Represents the effect of the acquisition of 1999 Broadway on May 22, 2013.  We funded this acquisition using cash and cash equivalents available from equity offering proceeds completed on May 16, 2013.  The purchase price of this property was $183,000 before purchase credits of $836 and excluding $208 of estimated acquisition related costs. We allocated $154,060 of the purchase price to real estate properties, $31,024 to acquired real estate leases and $2,920 to acquired unfavorable real estate leases. The values assigned to the assets acquired are estimated and the final allocation may differ.

(c)          Represents the effect of the acquisition of 999 Peachtree on July 1, 2013. We financed $150,000 of this acquisition with borrowings under our $500,000 unsecured revolving credit facility and the remainder with cash and cash equivalents. The purchase price of this property was $157,900 before purchase credits of $2,161 and excluding $237 of estimated acquisition related costs. We allocated $117,915 of the purchase price to real estate properties, $39,126 to acquired real estate leases and $1,302 to acquired unfavorable real estate leases. The values assigned to the assets acquired are estimated and the final allocation may differ.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(d)         Represents the effect of the acquisition of 1001 17th Street on August 28, 2013. We financed the $217,000 acquisition using cash and cash equivalents available from the $220 million borrowing under the term loan that closed on August 26, 2013. The purchase price of this property was $217,000 before purchase credits of $314 and excluding $111 of estimated acquisition related costs. We allocated $182,472 of the purchase price to real estate properties, $37,258 to acquired real estate leases and $3,044 to acquired unfavorable real estate leases. The values assigned to the assets acquired are estimated and the final allocation may differ.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(e)   The following table presents the operations of 1999 Broadway for the period January 1, 2013 through September 30, 2013.

	1999 Broadway	Adjustments resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (1)	$7,275	$430	$7,705
Total revenue	7,275	430	7,705

Expenses:
Rental operating expenses	2,187	—	2,187
Real estate taxes and insurance	965	—	965
Selling, general and administrative (2)	13	(208)	(195)
Depreciation and amortization (3)	—	5,315	5,315
Total expenses	3,165	5,107	8,272

Income (loss) before taxes	4,110	(4,677)	(567)
Taxes on income	—	—	—

Income (loss) from continuing operations	$4,110	$(4,677)	$(567)

(1)   The pro forma rental adjustment includes amounts related to the amortization of approximately $2,631 of acquired above market leases with a weighted average term of approximately 59 months and approximately $5,551 of acquired below market leases with a weighted average term of approximately 43 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)   Acquisition costs described in Pro Forma Adjustment (b) above are treated as if occurred prior to January 1, 2013.

(3)   The pro forma adjustment relates to depreciation of approximately $137,726 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $31,025 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 40 months in accordance with GAAP.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(f)           The following table presents the operations of 999 Peachtree for the period January 1, 2013 through September 30, 2013.

		Adjustments
	999 Peachtree	resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (1)	$8,458	$(102)	$8,356
Total revenue	8,458	(102)	8,356

Expenses:
Rental operating expenses	2,155	––	2,155
Real estate taxes and insurance	871	––	871
Selling, general and administrative (2)	46	(237)	(191)
Depreciation and amortization (3)	––	4,536	4,536
Interest Expense (4)	––	1,251	1,251
Total expenses	3,072	5,550	8,622

Income (loss) before taxes	5,386	(5,652)	(266)
Taxes on income	––	––	––

Income (loss) from continuing operations	$5,386	$(5,652)	$(266)

(1)         The pro forma rental adjustment includes amounts related to the amortization of approximately $3,070 of acquired above market leases with a weighted average term of approximately 63 months and approximately $1,302 of acquired below market leases with a weighted average term of approximately 41 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)         Acquisition costs described in Pro Forma Adjustment (c) above are treated as if occurred prior to January 1, 2013.

(3)         The pro forma adjustment relates to depreciation of approximately $107,727 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $36,056 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 69 months in accordance with GAAP.

(4)         The pro forma adjustment relates to the effect on interest expense related to the approximately $150,000 of the acquisition funded with borrowing under our revolving credit facility at our then current incremental borrowing rate of 1.65% per annum.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(g)          The following table presents the operations of 1001 17th Street for the period January 1, 2013 through September 30, 2013.

	1001 17th Street Historical	Adjustments resulting from Acquisition	Pro Forma Adjustment

Revenue:
Rental (1)	$11,882	$(232)	$11,650
Total revenue	11,882	(232)	11,650

Expenses:
Rental operating expenses	2,744	––	2,744
Real estate taxes and insurance	1,635	––	1,635
Selling, general and administrative (2)	––	(111)	(111)
Depreciation and amortization (3)	––	5,896	5,896
Interest Expense (4)	––	5,430	5,430
Total expenses	4,379	11,215	15,594

Income (loss) before taxes	7,503	(11,447)	(3,944)
Taxes on income	––	––	––

Income (loss) from continuing operations	$7,503	$(11,447)	$(3,944)

(1)         The pro forma rental adjustment includes amounts related to the amortization of approximately $4,725 of acquired above market leases with a weighted average term of approximately 80 months and approximately $3,044 of acquired below market leases with a weighted average term of approximately 105 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)         Acquisition costs described in Pro Forma Adjustment (d) above are treated as if occurred prior to January 1, 2013.

(3)         The pro forma adjustment relates to depreciation of approximately $165,058 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $32,533 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 85 months in accordance with GAAP.

(4)         The pro forma adjustment relates to the effect on interest expense related to the approximately $217,000 of the acquisition funded with borrowing under our term loan that closed on August 26, 2013 at our then current incremental borrowing rate of 3.77% per annum.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(h)         The following table presents the operations of 1999 Broadway for the year ended December 31, 2012.

	1999 Broadway Historical	Adjustments resulting from Acquisition	Pro Forma Adjustment

Revenue:
Rental (1)	$16,265	$1,032	$17,297
Total revenue	16,265	1,032	17,297

Expenses:
Rental operating expenses	4,927	—	4,927
Real estate taxes and insurance	1,957	—	1,957
Selling, general and administrative (2)	60	208	268
Depreciation and amortization (3)	—	12,756	12,756
Total expenses	6,944	12,964	19,908

Income (loss) before taxes	9,321	(11,932)	(2,611)
Taxes on income	—	—	—

Income (loss) from continuing operations	$9,321	$(11,932)	$(2,611)

(1)         The pro forma rental adjustment includes amounts related to the amortization of approximately $2,631 of acquired above market leases with a weighted average term of approximately 59 months and approximately $5,551 of acquired below market leases with a weighted average term of approximately 43 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)         The pro forma adjustment for acquisition costs described in Pro Forma Adjustment (b) above are treated as if occurred on January 1, 2012.

(3)         The pro forma adjustment relates to depreciation of approximately $137,726 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $31,025 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 40 months in accordance with GAAP.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(i)             The following table presents the operations of 999 Peachtree for the year ended December 31, 2012.

		Adjustments
	999 Peachtree	resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (l)	$16,215	$(204)	$16,011
Total revenue	16,215	(204)	16,011

Expenses:
Rental operating expenses	4,645	—	4,645
Real estate taxes and insurance	1,662	—	1,662
Selling, general and administrative (2)	110	237	347
Depreciation and amortization (3)	—	9,072	9,072
Interest (4)	—	2,502	2,502
Total expenses	6,417	11,811	18,228

Income (loss) before taxes	9,798	(12,015)	(2,217)
Taxes on income	—	—	—

Income (loss) from continuing operations	$9,798	$(12,015)	$(2,217)

(1)         The pro forma rental adjustment includes amounts related to the amortization of approximately $3,070 of acquired above market leases with a weighted average term of approximately 63 months and approximately $1,302 of acquired below market leases with a weighted average term of approximately 41 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)         The pro forma adjustment for acquisition costs described in Pro Forma Adjustment (c) above are treated as if occurred on January 1, 2012.

(3)         The pro forma adjustment relates to depreciation of approximately $107,727 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $36,056 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 69 months in accordance with GAAP.

(4)         The pro forma adjustment relates to the effect on interest expense related to the approximately $150,000 of the acquisition funded with borrowing under our revolving credit facility at our then current incremental borrowing rate of 1.65% per annum.

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(j)            The following table presents the operations of 1001 17th Street for the year ended December 31, 2012.

		Adjustments
	1001 17th Street	resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (1)	$16,749	$(348)	$16,401
Total revenue	16,749	(348)	16,401

Expenses:
Rental operating expenses	4,232	—	4,232
Real estate taxes and insurance	2,375	—	2,375
Selling, general and administrative (2)	—	111	111
Depreciation and amortization (3)	—	8,844	8,844
Interest Expense (4)	—	8,293	8,293
Total expenses	6,607	17,248	23,855

Income (loss) before taxes	10,142	(17,596)	(7,454)
Taxes on income	—	—	—

Income (loss) from continuing operations	$10,142	$(17,596)	$(7,454)

(1)         The pro forma rental adjustment includes amounts related to the amortization of approximately $4,725 of acquired above market leases with a weighted average term of approximately 80 months and approximately $3,044 of acquired below market leases with a weighted average term of approximately 105 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.

(2)         The pro forma adjustment for acquisition costs described in Pro Forma Adjustment (d) above are treated as if occurred on January 1, 2012.

(3)         The pro forma adjustment relates to depreciation of approximately $165,058 of acquired building and improvements using a straight-line method over an estimated life of 39 years.  In addition, the adjustment includes amortization of the value of approximately $32,533 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 85 months in accordance with GAAP.

(4)         The pro forma adjustment relates to the effect on interest expense related to the approximately $217,000 of the acquisition funded with borrowing under our term loan that closed on August 26, 2013 at our then current incremental borrowing rate of 3.77% per annum.